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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into, effective as of the 1st day of December, 1996, by and among DynamicWeb Enterprises, Inc. a NJ Corporation with its principal office and place of business in Clifton, NJ ("Employer") and Ken Konikowski, currently a resident of Towaca, NJ ("Executive").

                             W I T N E S S E T H :

         WHEREAS, Employer desires to retain the services of Executive on the terms hereinafter set forth;

         WHEREAS, Executive desires to accept employment by Employer on such terms; and

         WHEREAS, Employer and Executive are willing to enter into this Employment Agreement ("Agreement") reflecting such terms;

         NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby mutually covenant and agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                 (a) "Term" shall mean the period commencing on the date hereof and ending on Nov. 30, 2001, subject to any extension of such period as may hereafter be mutually agreed to by Employer and Executive, and subject further to termination of the Term as provided in Paragraph 7 of this Agreement.

                 (b)      "Cause" shall mean:

                           (i)  Executive's conviction of, or plea of nolo
contendere to, a felony or crime involving moral turpitude;

                          (ii)  Executive's commission of an act of personal
dishonesty or breach of fiduciary duty involving personal profit in connection with Executive's employment by Employer.

                         (iii)  Executive's commission of an act which the
Board of Directors by a vote of at least three-fourths (3/4) of all the Directors shall have found to have involved willful misconduct on the part of Executive, in the conduct of his duties hereunder; or

                          (iv)  habitual absenteeism, chronic alcoholism or any
other form of addiction, as determined by three-fourths (3/4) of all the Directors, on the part of Executive which prevents him from performing the essential functions of his position with or without reasonable accommodation.





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                 (c)      "Good Reason" shall mean the occurrence of any action
by Employer which (i) significantly reduces Executive's job responsibilities;
(ii) results in a significant worsening of Executive's work conditions; (iii) moves Executive's place of employment more than fifty (50) miles from Executive's place of employment; (iv) involves non-payment of salary, bonus or any other material benefit hereunder; or (v) otherwise constitutes a material breach of Employer's obligations under this Agreement.

                 (d) "Disability" shall mean the incapacity of Executive by illness or any other cause which prevents Executive from performing the essential functions of his position with or without reasonable accommodation for a period in excess of two hundred forty (240) days (whether or not consecutive), or one hundred eighty (180) days consecutively, as the case may be, during any twelve (12) month period.

                 (e) "Material Breach" by Executive shall mean a determination by vote of at least three-fourths (3/4) of all the Directors that Executive shall have failed to comply in any material respect with his obligations under Paragraph 3 of this Agreement following written notice to Executive of the alleged deficiencies thereunder and a fair opportunity to cure such deficiencies (the existence of which shall be confirmed by the foregoing required vote). Any determination in accordance with the preceding sentence shall be conclusive and binding for all purposes of this Agreement.

         2. EMPLOYMENT. Employer hereby agrees to employ Executive as Executive Vice President and Director, and Executive accepts such employment and agrees to serve in such capacities, for the Term upon the terms and conditions hereinafter set forth. Should Executive remain in the employ of Employer after the Term, Executive's status shall thereupon be that of an employee at will.

         3.      DUTIES OF EMPLOYMENT.

                 (a) Throughout the Term, Executive will serve as Executive Vice President and Director, subject to the direction of the Chief Operating Officer. Executive shall perform all duties assigned or delegated to him consistent with his position as Executive Vice President of Employer, and shall perform all acts and services customarily associated with such position, devoting his full time, best efforts and attention to the advancement of the interests and business of Employer. During the Term, Executive will serve Employer faithfully, diligently and competently and to the best of his ability and will devote full-time to his employment.

                 (b) Throughout the Term, Executive shall not engage in or be concerned with any other duties or pursuits which are competitive or inconsistent with the interests and business of Employer. Nothing in this Agreement shall preclude Executive, however, with the prior approval of Employer, which approval





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shall not be unreasonably withheld, from devoting reasonable periods of time required for (i) serving as a director or member of a committee of any organization involving no conflict of interest with Employer, and (ii) engaging in charitable, religious and community activities, provided, that such directorships, memberships or activities do not materially interfere with the performance of his duties hereunder.

         4. COMPENSATION. During the Term, Employer shall pay to Executive as compensation for the services to be rendered by him to Employer hereunder the following:

                 (a) A base salary at the rate of $135,600 per year, or such larger sum as the Employer may from time to time determine in connection with annual performance reviews pursuant to Employer's policies and practices. Such compensation shall be payable in accordance with normal payroll practices of Employer.

                 (b) In addition, Executive shall be eligible to earn annual bonus payments during the Term. Employer shall develop, in consultation with Executive, and establish an incentive bonus plan for key management employees of Employer. Such plan may describe one or more individual or corporate goals for a year or other bonus period, the achievement of which may be made a condition to the payment of bonuses thereunder. Such goals for Executive shall be communicated to Executive and shall be stated to be a condition to payment of said bonus

         5. BENEFITS. During the Term, Executive shall be entitled to the following benefits:

                 (a) Executive will be provided with use of an automobile with a purchase price not to exceed $600/month, or an equivalent leased automobile, replaceable every three (3) years.

                 (b) Comprehensive health insurance and major medical coverage comparable to such coverage provided for executive employees of Employer generally.

                 (c) Participation in Employer's pension plan, in accordance with the terms thereof, as may be in effect from time to time.

                 (d) Life Insurance on the life of Executive in an amount $500,000 payable to a beneficiary selected by Executive.

                 (e) Executive shall be entitled each year to a vacation of 4 weeks during which time his compensation shall be paid in full, but the period selected each year shall be with the approval of Employer.

                 (f) Reimbursement of all reasonable travel and other business expenses incident to the rendering of services by Executive hereunder and receipts in accordance with Employer's





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policy from time to time in effect and subject to the submission of appropriate vouchers in accordance therewith.

                 (g) Long-term disability insurance covering 50% of salary.

         6. STOCK OPTIONS. Executive shall be entitled to participate in Employer's Restricted Stock Program and any other Employee participation equity programs offered by Employer.

         7. TERMINATION. Employer shall have the right during the Term to terminate the employment of Executive for Cause, Disability, or Material Breach. Executive shall have the right to terminate his employment hereunder for Good Reason. In the event of the death of Executive during the Term, or in the event Employer or Executive shall terminate Executive's employment as specified in the preceding sentence, the Term shall automatically end upon such death or upon the effective date of such termination.

         8.      PAYMENT UPON TERMINATION.

                 (a) If Executive's employment is terminated by Employer for Cause, Disability, or Material Breach, or by Executive other than for Good Reason, or by the death of Executive, Employer's obligations under this Agreement shall cease and Executive shall forfeit all right to receive prospective compensation or other benefits under this Agreement. Salary and reimbursable expenses accrued through the date of such termination; vested pension contributions; qualified bonus; accrued vacation and any other "earned" compensation shall be payable. No bonus shall be payable to Executive under such circumstances unless Executive's entitlement thereto and the amount thereof under the plan in effect at the time of his termination shall have been determined and communicated to Executive prior to the effective date of such termination.

                 (b) If Executive's employment is terminated by Employer during the Term other than as provided in (a) above, or if Executive shall voluntarily terminate his employment during the Term for Good Reason, Executive shall be entitled to receive, and Employer shall be obligated to pay and provide Executive, the following amounts:

                           (i)  In a lump sum, an amount equal to the commuted
value of the base salary of Executive in effect or authorized at the time of termination for the period remaining in the Term (determined by discounting all payments at a rate equal to the bond equivalent yield of the latest two-year Treasury Bill auction) to be paid in cash in the month next following Executive's termination of employment and to be treated as a supplemental wage payment under applicable Treasury Regulations subject to federal tax withholding at the flat percentage rate applicable thereto, said amount to be in lieu of any amount otherwise payable to Executive under any then effective severance





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pay plan of Employer applicable to all or any class of employees of Employer.

                          (ii)  To the extent that any form of compensation
previously granted to Executive, including stock options granted as provided in Paragraph 6 above, shall not be fully vested or shall require additional service as an employee at the time of the termination of Executive's employment, Executive shall be credited with additional service through the end of the Term for such purpose.

                          (iii)  During the balance of Executive's Term,
Executive shall continue to receive such perquisites as he was receiving at the time of termination of his employment and shall also continue to participate in all life, health, disability and similar insurance plans and programs of Employer to the extent that such continued participation is possible under the general terms and provisions of such plans and programs, with Employer and Executive paying the same portion of cost of each such plan or program as existed at the time of Executive's termination. In the event that Executive's continued participation in any group plans or programs is not permitted, then in lieu thereof, Employer shall acquire, with the same cost sharing, individual insurance policies providing comparable coverage for Executive; provided that Employer shall not be obligated to pay for any such individual coverage more than Employer's cost of such group coverage; and provided further, if any such individual coverage is unavailable at such cost, then Employer shall pay to Executive annually for such remaining Term an amount equal to the amount of the annual contributions, payments, credits, or allocations made by Employer for such insurance on Executive's behalf in the year immediately preceding the termination of Executive's employment (or an annualized amount based on any shorter period of employment).

         9. CONFIDENTIAL INFORMATION. Executive understands that in the course of his employment by Employer, Executive will receive certain trade secrets, lists of customers and other confidential information concerning the business or purposes of Employer, and which Employer desires to protect. Executive understands that, among other things, [the management, method, operating techniques, procedures and methods, forms, customer lists, prospective acquisitions, employee lists, training manuals and procedures, hardware systems, software programs, etc.] are confidential and are not at any time during or after the period of Executive's employment by Employer to be revealed to anyone outside Employer without specific written authorization by Employer. Executive further agrees that he will not divulge to anyone outside Employer any of the aforementioned confidential information or trade secrets so long as the confidential or secret nature of such information shall continue. Executive further agrees not to use any such confidential information or trade secrets in competing with Employer at any time during or after his employment by Employer.





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         [10.    CUSTOMER SOLICITATION.  The executive recognizes and
acknowledges that during employment the Executive will have access to, learn, be provided with and, in some cases, will prepare and create certain confidential and proprietary business information, including, but not limited to, client and customer information and customer lists, all of which are of substantial value to the Employer's business. The Employee agrees that in addition to any other limitation, for a period of one year after the termination of employment hereunder, the Employee will not, on his or her behalf or on behalf of any other person, firm, corporation, call on any of the Employer's customers, or any of its affiliates or subsidiaries for the purpose of soliciting and/or providing to any of these customers any customer information relating to Employer's services, nor will the Employee in any way, directly or indirectly, for himself or herself, or on behalf of any other person, firm, or corporation, solicit, divert, or take away any customer of the Employer, its affiliates, or its subsidiaries.

         11. Employee Solicitation. The Executive agrees that during his employment with Employer and for one year after termination of employment, the Executive will not, on behalf of himself or herself or on behalf of any other person, firm, or corporation, solicit any of the employees of Employer nor will the Executive in any way, directly, or indirectly, for himself or herself, or on behalf of any other person, firm or corporation, solicit, divert, or take away any employees of the Employer.

         12. Inventions. Ideas, inventions, and other developments or improvements conceived by the Executive, alone or with others, during employment, whether or not during working hours, that are within Employer's business operations's scope or that relate to any of the Employer's work or projects, are the Employer's exclusive property. The Executive shall assist the Employer at its expense to obtain patents for any patentable ideas, inventions, or other developments, and shall execute all documents necessary to obtain these patents in the Employer's name.

         13.     COVENANTS BY EXECUTIVE NOT TO COMPETE WITH EMPLOYER.

                 (a) Upon termination of Executive's employment by Employer for any reason, Employee covenants and agrees as follows:

                           (i)  That he will not at any time during the period
of 1 year(s) from and after such termination directly or indirectly or in any manner or under any circumstances or conditions whatsoever be or become interested, as an individual, partner, principal, agent, clerk, employee, stockholder, officer, director, trustee, or in any other capacity whatsoever (except as owner of stock of a public corporation in a nominal amount) in any other business similar to the business of Employer, or in any way in competition with the business of Employer within the United States, nor will Employee engage or participate in,





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directly or indirectly (whether as an officer, director, employee, partner, consultant, holder or an equity or debt investment, lender or in any other manner or capacity), or lend his name (or any part or variant thereof) to, any business which is, or as a result of the Executive's engagement or participation would become, competitive with any aspect of the business of Employer in the Area or solicit any officer, director, employee or agent of Employer to become an officer, director, employee or agent of Executive, his respective affiliates or anyone else. Ownership, in the aggregate, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of the foregoing provision. For purposes of this Paragraph 13(a), "Employer" shall be limited to Employer, and any successor thereto, and the "business of Employer" shall be limited to its business as an electronic commerce company, and any other lines of business developed or entered into by it during the Term.

                          (ii)  Executive hereby acknowledges that his services
are unique and extraordinary, and are not readily replaceable, and hereby expressly agrees that Employer, in enforcing the covenants contained in Paragraphs 9 through 13 herein, in addition to any other remedies provided for herein or otherwise available at law, shall be entitled in any court of equity having jurisdiction to an injunction restraining him in the event of a breach, actual or threatened, of the agreements and covenants contained in these Paragraphs.

                         (iii)  The parties hereto believe that the restrictive
covenants of this Paragraph 13 are reasonable. However, if at any time it shall be determined by any court of competent jurisdiction that this Paragraph 13 or any portion of them as written, are unenforceable because the restrictions are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

                          (iv)  This entire Paragraph 13 will be deemed null
and void in the event termination occurs pursuant to Material Breach as defined in Paragraph 1.e.

                 (b) Executive hereby acknowledges the reasonableness of the covenant not to compete, including the reasonableness of it's scope, duration and geographic area. Executive further acknowledges that the Employer is a national company that does business and competes for business with other entities throughout the entire United States.





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         14.     RESIGNATION.  In the event that Executive's services hereunder are terminated under any of the provisions of this Agreement (except by death), Executive agrees that he will deliver his written resignation as Executive Vice President, such resignation to become effective immediately.

         15. INSURANCE. Employer shall have the right at is own cost and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all medical examination and otherwise to obtain Executive's cooperation in connection with the procurement of any such insurance, and any claims thereunder.

         16. RELEASE. As a condition of receiving payments or benefits provided for in Paragraph 8(a) of this Agreement, at the request of Employer, Executive shall execute and deliver for the benefit of Employer, a general release in the form set forth in Attachment A, and such release shall become effective in accordance with its terms. The failure or refusal of Executive to sign such a release or the revocation of such a release shall cause the termination of any and all obligations of Employer to make payments or provide benefits hereunder, and the forfeiture of the right of Executive to receive any such payments and benefits. Executive acknowledges that Employer has advised him to consult with an attorney prior to signing this Agreement and that he has, in fact, consulted with an attorney.

         17. NOTICES. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person to Executive, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of Executive, to his last known address as carried on the personnel records of Employer, and, in the case of Employer, to the corporate headquarters or to such other address as the party to be notified may specify by notice to the other party. Executive hereby agrees to give Employer not less than thirty
(30) days' advance notice of his intended resignation or other termination from Employer, whether or not at the end of the Term. Employer hereby agrees to give Executive not less than 30 days advance notice if it should decide not to extend the Term of this Agreement beyond December 1, 2001.

         18. SUCCESSORS AND ASSIGNS. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer, including, without limitation, any corporation, individual or other person or entity which may acquire all or substantially all the assets and business of Employer, or of any division of Employer for which Executive has primary management responsibility, or with or into which Employer may be consolidated or merged or any surviving corporation in any merger involving Employer. All references in this Agreement to Employer shall be deemed to include all such successors and assigns. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and





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legatees.  If Executive should die following termination of his employment and prior to the receipt of all amounts due to him, if any, under this Agreement, then all such amounts not previously paid to Executive shall, unless otherwise provided herein, be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

         19. ARBITRATION. Any dispute under this Agreement which may arise between the parties hereto shall be submitted to binding arbitration in New Jersey in accordance with the Rules of the American Arbitration Association. Said Arbitrator must be mutually acceptable to the parties.

         20. SEVERABILITY. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

         21. AMENDMENT. This Agreement may be modified or amended only by an instrument in writing executed by the parties hereto.

         22. CONSTRUCTION. This Agreement shall supersede and replace all prior agreements and understandings between the parties hereto on the subject matter covered hereby. This Agreement shall be governed and construed under the laws of the State of New Jersey. Words of the masculine gender mean and include correlative words of the feminine gender. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

/s/ Steve Vanechanos, Jr.                  /s/ Kenneth Konikowski
-------------------------                  -----------------------------
Steve Vanechanos, Jr.                      Kenneth Konikowski
President                                  Executive

Date:  11/30/96                                    Date:  11/30/96





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                                    RELEASE

         We advise you to consult an attorney before you sign this Release.
You have until the date which is seven (7) days after the Release is signed and returned to __________ to change your mind and revoke your Release. Your Release shall not become effective or enforceable until after that date.

         In consideration for the benefits provided under your Employment Agreement with _________, by your signature below you agree not to make any claims of any kind against __________, its past and present and future parent corporations, subsidiaries, divisions, subdivisions, affiliates and related companies or their successors and assigns, any and all past, present and future Directors, officers, fiduciaries or employees (all parties referred to in the foregoing are hereinafter referred to as the "Releasees") before any agency, court or other forum, and you agree to release the Releasees from all claims, known or unknown, arising in any way from any actions taken by the Releasees up to the date of this Release, including, without limiting the foregoing, any claim for wrongful discharge or breach of contract or any claims arising under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 194, or any other federal, state or local statute or regulation and any claim for attorneys' fees, expenses or costs of litigation, except that this Release is not intended, and shall not be construed, to release __________ from any vested obligations it may have under its employee pension benefits plans.

         THE PRECEDING PARAGRAPH MEANS THAT BY SIGNING THIS RELEASE YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE RELEASEES BASED ON ANY ACTIONS TAKEN BY THE RELEASEES UP TO THE DATE OF THIS RELEASE.

         By signing this Release, you further agree as follows:

         10. You have read this Release carefully and fully understand its terms;

         11. You have had at least twenty-one (21) days to consider the terms of the Release;

         12. You have seven (7) days from the date you sign this Release to revoke it by written notification to __________. After this seven (7) day period, this Release is final and binding and may not be revoked;

         13. You have been advised to seek legal counsel and have had an opportunity to do so;

         14. You would not otherwise be entitled to the benefits provided under your Employment Agreement with __________ had you





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not agreed to waive any right you have to bring a lawsuit or legal claim against the Releasees; and

         15.     Your agreement to the terms set forth above is voluntary.


Name:
       -------------------------

Signature:                           Date:
           ---------------------           ---------------

Received by:                         Date:
             -------------------           ---------------




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